Exhibit 99.1

PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES DATE OF 2018 ANNUAL MEETING

Fort Lauderdale, Florida

March 20, 2018

FOR IMMEDIATE RELEASE -- SEACOR Holdings Inc. (NYSE:CKH) announced today that the Company will hold its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) on June 5, 2018. The time and location of the 2018 Annual Meeting will be specified in the Company’s proxy statement for the 2018 Annual Meeting.

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SEACOR Holdings Inc. (“SEACOR” or the “Company”) is a diversified holding company with interests in domestic and international transportation and logistics and risk management consultancy. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.